UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2009

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 2, 2009, we entered into an underwriting agreement with Goldman, Sachs & Co., as representative of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the “Underwriters”), relating to the sale of 11,500,000 shares of our common stock, par value $0.01 per share, at an offering price to the public of $38.50 per share.  Under the terms of the underwriting agreement, we granted the Underwriters an option, which was exercised on December 3, 2009, to purchase an additional 1,500,000 shares of our common stock.

The underwriting agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.  The offering of the shares was made by means of a prospectus, a copy of which can be obtained from any of the Underwriters.  The prospectus consists of a prospectus supplement dated December 2, 2009 and an accompanying prospectus dated September 17, 2008, each of which has been filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document

1.1

Underwriting Agreement, dated December 2, 2009, by and between Vertex Pharmaceuticals Incorporated and Goldman, Sachs & Co., as representative of the several underwriters listed in Schedule A of the Underwriting Agreement.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included as part of its opinion filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: December 4, 2009	/s/ Ian F. Smith
Ian F. Smith
Executive Vice President and Chief Financial Officer